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EXHIBIT 1A-13

TESTING THE WATERS

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To review Testing The Waters materials filed through EDGAR with the Commission prior to 11-30-20 please click this link:

https://www.sec.gov/Archives/edgar/data/1758533/000175853320000007/ttwnew.htm

To review Testing The Waters materials not previously filed through EDGAR with the Commission please click this link:

https://evoinvest.com/wp-content/uploads/EVO-Invest-NEW-OLD-TTW-Nov-29-2020.pdf

1A-13-1